Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 24, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Campbell Soup Company’s Annual Report on Form 10-K for the fiscal year ended August 3, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 29, 2014